PRESS RELEASE                                                  FEBRUARY 20, 2007


                   FIRST FEDERAL BANCSHARES, INC. SHAREHOLDERS
               APPROVE PENDING MERGER WITH HEARTLAND BANCORP, INC.

         COLCHESTER, ILLINOIS - FIRST FEDERAL BANCSHARES, INC. (NASDAQ: FFBI) announced today that its shareholders approved the pending merger with Heartland Bancorp, Inc., at a meeting held February 16, 2007. Heartland Bancorp has received all necessary regulatory approvals and the merger is expected to close on or about February 28, 2007.

         First Federal Bancshares, Inc. is headquartered in Colchester, Illinois with four additional full-service west-central Illinois branches located in Quincy (2), Macomb, and Bushnell, and three additional full-service northeastern Missouri branches located in Palmyra, Canton, and Kahoka.

         This release contains certain forward-looking statements about the proposed merger of Heartland Bancorp and First Federal Bancshares, which are subject to numerous assumptions, risks and uncertainties. These statements include statements regarding the anticipated closing date of the transaction. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and often include words like "believe," "expect," "anticipate," "estimate," and "intend" or future or conditional verbs such as "will," "would," "should," "could" or "may." Actual results could differ materially from those contained or implied by such statements for a variety of factors including: delays in completing the merger, increased competitive pressures, changes in the interest rate environment, changes in general economic conditions, legislative and regulatory changes that adversely affect the business in which Heartland Bancorp and First Federal Bancshares are engaged, and changes in the securities markets. All forward-looking statements included in this release are based on information available at the time of the release. First Federal Bancshares does not assume any obligation to update any forward-looking statement.


CONTACT:
James J. Stebor
President and Chief Executive Officer
(309) 776-3225